UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PC	New York Stock Exchange
8.50% Senior Note Due 2028	PMTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Trustee. On June 12, 2024, the Board of Trustees (the “Board”) of PennyMac Mortgage Investment Trust (the “Company”) elected SiSi Pouraghabagher as an independent Class III Trustee. Ms. Pouraghabagher will serve until the Company’s 2027 Annual Meeting of Shareholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Pouraghabagher will also serve as a member on the Audit and Related Party Matters Committees.

In consideration for her services as a trustee, Ms. Pouraghabagher will be entitled to receive compensation on the same terms and in the same amounts as the other independent trustees. Accordingly, Ms. Pouraghabagher will receive an annual base retainer of $95,000 and annual committee retainers of $7,750 for serving on each of the Audit and the Related Party Matters Committees.

In connection with her election to the Board, Ms. Pouraghabagher will receive on June 12, 2024 a one-time equity grant of $110,000 in restricted share units under the Company’s 2019 Equity Incentive Plan with such amount to be prorated based on days of service on the Board during the annual equity award cycle. The restricted share units shall vest annually on the first anniversary of the grant date, subject to continued service through such vesting date, and are entitled to dividend equivalents throughout the vesting period. In addition, Ms. Pouraghabagher will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other trustees. There are no other arrangements or understandings pursuant to which Ms. Pouraghabagher was elected as a trustee, and there are no related party transactions between the Company and Ms. Pouraghabagher.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2024, the Company held its Annual Meeting of Shareholders (the “Meeting”) for the purpose of: (i) electing three (3) Class III trustee nominees to serve on the Company’s Board until its 2027 Annual Meeting of Shareholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and (iii) approving, by non-binding vote, the Company’s executive compensation. The total number of common shares of beneficial interest entitled to vote at the Meeting was 86,845,447, of which 71,556,492 shares, or 82.4%, were present in person or by proxy.

Proposal 1: The election of three (3) Class III trustee nominees to serve on the Board until the 2027 Annual Meeting of Shareholders.

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Spector	53,573,231	1,870,040	160,154	15,953,067
Doug Jones	51,348,575	4,095,090	159,760	15,953,067
Catherine A. Lynch	39,021,424	16,420,389	161,612	15,953,067

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,581,328	713,425	261,739	—

Proposal 3: Approval, by non-binding vote, of the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,854,515	1,382,624	366,286	15,953,067

Item 8.01	Other Events.

On June 12, 2024, the Company also issued a press release announcing the election of Ms. Pouraghabagher as referenced in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: June 13, 2024	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer